Exhibit 99.1

For More Information, Contact:

Neil Lansing, Chief Financial Officer	Felicia Vonella
Auxilium Pharmaceuticals, Inc.	Lazar Partners, Ltd.
(610) 239-8850	(212) 843-0210
nlansing@auxilium.com	fvonella@lazarpartners.com

Auxilium files 10-Q for the period ending June 30, 2004

NORRISTOWN, PA (August 16, 2004) – Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a fully-integrated specialty pharmaceutical company with a focus on urologic and sexual health, today announced that it has filed a Form 10-Q with the Securities and Exchange Commission (SEC) for the second quarter ending June 30, 2004.

The filing is available on the SEC’s website at www.sec.gov.

About Auxilium

Auxilium Pharmaceuticals, Inc., founded in 1999, is a fully-integrated specialty pharmaceutical company with a focus on urologic and sexual health. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its 100 person sales and marketing team. The company is developing additional Testim line extensions in addition to a product in Phase II for treatment of Peyronie’s Disease as well as other products for urologic and sexual health. For additional information, visit www.auxilium.com.